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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 4, 2001




                            Marvel Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)



                  Delaware               1-13638            13-3711775
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       (State or other jurisdiction of (Commission       (I.R.S. Employer
        incorporation or organization) file number)     Identification No.)



                  10 East 40th Street, New York, New York 10016
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               (Address of principal executive offices) (Zip code)

                                 (212) 696-0808
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              (Registrant's telephone number, including area code)




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Item 5. Other Events

 New Credit Facility and Warrant Agreement

        The Company and HSBC Bank USA ("HSBC"), as administrative agent, entered into a Credit Agreement dated as of November 30, 2001 pursuant to which the Company obtained an $80 million secured credit facility (the "New Facility"). The New Facility is comprised of: (a) a $20 million revolving letter of credit facility renewable annually for up to three years; and (b) a $60 million multiple draw three year amortizing term loan facility available until January 31, 2002 that may be used to finance the repurchase of a portion of the Company's outstanding 12% Senior Notes due 2009.

        The term loan facility amortizes quarterly over three years with the outstanding principal due and payable on September 30, 2004. The letter of credit facility is a one-year facility subject to annual renewal, expiring on the date which is five days prior to the final maturity date for the term loan facility. At the option of the Company, the term loans bear interest either at the lender's base rate plus a margin of 2.5% or the lender's reserve adjusted LIBOR rate plus a margin of 3.5%. The Company may prepay the term loans applying the base rate at any time without penalty, but may only prepay the LIBOR rate loans without penalty at the end of the applicable interest period. The New Facility contains customary mandatory prepayment provisions for facilities of this nature, including an excess cash flow sweep.

        The New Facility contains customary event of default provisions and covenants restricting the Company's operations and activities, including the amount of capital expenditures, and also contains certain covenants relating to the maintenance of minimum net worth and a minimum interest coverage and leverage ratio.

        The New Facility is secured by: (i) a first priority perfected lien in all of the assets of the Company; (ii) a first priority perfected lien in all the capital stock of each of the Company's domestic subsidiaries; (iii) a first priority perfected lien in 65% of the capital stock of each of the Company's foreign subsidiaries; and (vi) cash collateral to be placed in a cash reserve account in an amount equal to at least $10 million at the end of each fiscal quarter.

        In addition, the New Facility has been guaranteed by certain of the Company's domestic subsidiaries and by Mr. Isaac Perlmutter, a director and stockholder of the Company. Mr. Perlmutter's guarantee is limited to an amount equal to 25% of all principal obligations relating to the New Facility plus an amount, not to exceed $10 million, equal to the difference between the amount required to be in the cash reserve account and the actual amount on deposit in such cash reserve account at the end of each fiscal quarter; provided that the aggregate amount guaranteed by Mr. Perlmutter will not exceed $30 million.

        In connection with the New Facility, the Company and HSBC Securities
(USA), Inc. entered into a Warrant Agreement dated as of November 30, 2001 (the "HSBC Warrant Agreement") pursuant to which HSBC was issued five-year warrants to purchase up to 750,000 shares of the Company's common stock at a price per share of $3.62 (the "HSBC Warrants"). The Company and HSBC are also parties to a registration rights agreement, pursuant to which, in respect of the shares issued on exercise of the HSBC Warrants, the Company (i) has granted HSBC piggy-back registration rights and (ii) is required to use commercially reasonable efforts to file a shelf registration statement covering the resale of those shares. Under the terms of the HSBC Warrant Agreement, during certain periods in which the registration of the Company's securities has been suspended, HSBC will have a "put right" to sell the HSBC Warrants to the Company at a price equal to excess of the then-current market value of the common stock underlying such warrants over the exercise price of such warrants. The "put right" begins two years after the initial funding of the New Facility and is subject to the Company's debt agreements and cash position.

Warrant Agreement and Warrant Shares Registration Rights Agreement

        The Company has entered into, and plans to seek stockholder approval for, a Warrant Agreement between the Company and Isaac Perlmutter dated as of November 30, 2001 (the "Perlmutter Warrant Agreement") pursuant to which, if such stockholder approval is obtained, Mr. Perlmutter will have the right to receive five year warrants to purchase up to 5 million shares of the Company's common stock (the "Warrants"), at an initial exercise price per share equal to $3.11, which was the average closing price of the Company's common stock over the ten trading days preceding the issuance of the Warrants. The Perlmutter Warrant Agreement is in consideration of (i) Mr. Perlmutter's guarantee of the New Facility, and (ii) any credit support that Mr. Perlmutter may provide for the Company's obligations under its lease for its executive offices (the "Office Guaranty"). The number of Warrants that are exercisable will be equal to 5,000,000 multiplied by the fraction obtained by dividing (A) a number representing the sum of (i) the maximum amount guaranteed by Mr. Perlmutter of the Company's utilization of the New Facility prior to May 31, 2003, (ii) $10,000,000, and (iii) the maximum amount of the Office Guaranty, not to exceed $5,000,000, by (B) $30,000,000 (the "Funding Ratio"), such fraction not to exceed an amount equal to 1.

        If the Company's stockholders do not approve the issuance of the Warrants, the Warrants will terminate without becoming exercisable. In that event, a fee of up to $7 million will be paid to Mr. Perlmutter after the Company's indebtedness to HSBC has been discharged. The portion of that $7 million fee payable to Mr. Perlmutter would be pro rated based on the Funding Ratio, as described above. The Warrants are not transferable except to affiliates of Mr. Perlmutter. The Company has the right to terminate the Perlmutter Warrant Agreement without the Warrants becoming exercisable if, before December 31, 2001 (i) the Company receives an unsolicited proposal for a substitute guarantee from a third party on terms which, in the good faith judgment of the Board of Directors of the Company, are more favorable to the Company, and (ii) Mr. Perlmutter is released from liability on his guaranty to HSBC.

        The Company and Mr. Perlmutter are also parties to a registration rights agreement (the "Warrant Registration Rights Agreement"), pursuant to which, in respect of the shares issued on exercise of the Warrants, the Company (i) has granted Mr. Perlmutter piggy-back registration rights and (ii) is required to use commercially reasonable efforts to file a shelf registration statement covering the resale of those shares.

Employment Agreement and Nonqualified Stock Option Agreement.

        The Company and Isaac Perlmutter are parties to an Employment Agreement dated as of November 30, 2001 (the "Employment Agreement"), pursuant to which Mr. Perlmutter will be employed for a six-year term as the Company's Vice-Chairman of the Board of Directors, reporting to the Board of Directors and Chairman of the Company. As compensation for his services, Mr. Perlmutter will receive a salary of $1 per year, options to purchase 3,950,000 shares of the Company's common stock at an exercise price per share equal to $3.30 (the "Options") under the Company's 1998 Stock Incentive Plan (subject to stockholder approval) (the "Stock Option Agreement"), fringe benefits generally offered to the Company's executive officers, and the possibility of an annual bonus at the discretion of the Company.

        The Options will be exercisable at any time, but the shares of stock issuable on exercise of the Options will be "restricted shares," subject to repurchase by the Company at the exercise price paid by Mr. Perlmutter and non-transferable until vesting requirements have been met. The vesting arrangements provide for all of the shares to be restricted shares until the fourth anniversary of the Option grant date and then to vest in one-third increments on the fourth, fifth and sixth anniversaries of the grant date. If


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Mr. Perlmutter's employment is terminated at any time by the Company without cause, or by Mr. Perlmutter for "good reason", the shares issuable on exercise of the Option will vest in an amount equal to the greater of (i) one third of the Options, or (ii) the amount of Options pro rated on a monthly basis through the date of termination. The vesting restrictions will fully accelerate in the event of a change in control of the Company during the period of Mr. Perlmutter's employment. Unvested Options, to the extent not yet exercised, will be subject to forfeiture in accordance with these vesting arrangements.

        If the stockholders do not approve the Option grant, or the amendment to the Company's 1998 Stock Incentive Plan which is required to accommodate that grant, Mr. Perlmutter's base salary will be increased to $450,000 per year and he will be eligible to receive a target annual bonus of up to $250,000. In addition, the number of shares of the Company's common stock which Mr. Perlmutter may purchase pursuant to stock options will be reduced to 150,000 shares and he will be entitled to receive additional grants of 150,000 options each year during the term of his employment, subject to any stockholder approval that may be required.

        The Employment Agreement prohibits Mr. Perlmutter from competing with the Company for 18 months after the date his employment terminates for any reason and also prohibits Mr. Perlmutter from soliciting employees, customers, vendors or others with whom the Company has business relationships for 18 months after the date his employment terminates. In addition to other remedies, Mr. Perlmutter will be required to pay over to the Company any profit that he has made from the exercise of his options if he breaches the confidentiality, non-compete or non-solicitation obligations in the Employment Agreement.

Voting Agreement.

        The Company and each of Avi Arad, Isaac Perlmutter, Morgan Stanley & Co. Incorporated, and Whippoorwill Associates, Incorporated, as agent and/or general partner for its discretionary accounts (the "Stockholders") are parties to a Voting Agreement dated as of November 30, 2001 (the "Voting Agreement"). Under the terms of the Voting Agreement, the Company has agreed to hold a meeting of stockholders for the purpose of approving (i) the issuance of the warrants to Mr. Perlmutter pursuant to the Perlmutter Warrant Agreement, (ii) the issuance of the stock options to Mr. Perlmutter pursuant to the Employment Agreement and the Stock Option agreement, and (iii) the adoption of an amendment to the Company's 1998 Stock Incentive Plan to accommodate the option grant to Mr. Perlmutter by increasing the number of shares available for issuance under such plan. The Stockholders have agreed to vote their shares in favor of those proposals. The Stockholders have "voting power" (as such term is used in Rule 13d-3 of the General Rules and Regulations Under the Securities Exchange Act of 1934, as amended) with respect to 52.6% of the Company's combined outstanding Common Stock and 8% Preferred Stock.

Amendment to Rights Agreement.

        The Company executed an amendment (the "Rights Agreement Amendment") on November 30, 2001 to that certain Rights Agreement, dated as of August 22, 2000, between Marvel Enterprises, Inc. and American Stock Transfer & Trust Company as Rights Agent, pursuant to which the definition of "Acquiring Person," as used therein, was amended to (i) prevent Isaac Perlmutter from becoming an Acquiring Person as a result of the issuance to him of the Warrants, the acquisition of beneficial ownership by him of shares of the Company's common stock issued or issuable pursuant to the Perlmutter Warrant Agreement, the issuance to him of the Options, or the acquisition of beneficial ownership of any shares of the Company's common stock issued or issuable pursuant to the Options, and (ii) prevent the Stockholders who are parties to the Voting Agreement from becoming an "Acquiring Person" as a result of their execution of such agreement.

Notes Purchase Agreement.

        The Company and Mr. Perlmutter are parties to a Notes Purchase Agreement dated as of November 30, 2001 (the "Notes Purchase Agreement"), providing for the Company to purchase 12% Senior Notes of the Company due 2009 having an aggregate face amount of $42,968,000 (the "Notes") from Mr. Perlmutter. Notes which Mr. Perlmutter purchased at the time of the Company's original issuance of such notes, for which Mr. Perlmutter paid the full face amount, will be purchased by the Company for 53% of their face amount. The purchase price for the Notes which Mr. Perlmutter purchased since the time of the Company's original issuance will be Mr. Perlmutter's purchase price for those Notes (which averages approximately 53% of the face amount of those notes) plus 7% per year from the date of his purchase of those Notes. Any interest received by Mr. Perlmutter on such additional Notes will be credited against the purchase price of those notes. The closing of the Notes Purchase Agreement will take place no later than December 31, 2001.

        The foregoing does not purport to be a complete description of the terms of the Credit Agreement, HSBC Warrant Agreement, Perlmutter Warrant Agreement, Warrant Registration Rights Agreement, Employment Agreement, Stock Option Agreement, Rights Agreement Amendment, Voting Agreement, or Notes Purchase Agreement and is qualified in its entirety by reference to the Exhibits hereof, which are incorporated herein by reference. The text of the press release announcing the execution of such agreements is also incorporated herein by reference as an Exhibit to this Current Report.

Item 7. Exhibits.

(c) Exhibits

Item No.       Exhibit List

4.1 Warrant Agreement, dated as of November 30, 2001, by and between the Registrant and HSBC Securities (USA), Inc.

4.2 Warrant Agreement, dated as of November 30, 2001, by and between the Registrant and Isaac Perlmutter.

10.1 Credit Agreement, dated as of November 30, 2001, by and between the Registrant and HSBC Bank USA.

10.2 Pledge and Security Agreement, dated as of November 30, 2001, from the grantor referred to herein, as Grantors, to HSBC Bank USA, as administrative agent.

10.3 Subsidiary Guaranty, dated as of November 30, 2001, in favor of HSBC Bank USA, as administrative agent.

10.4 Personal Guaranty by Isaac Perlmutter in favor of HSBC Bank USA, dated as of November 30, 2001.

10.5           Warrant  Shares  Registration  Rights  Agreement,   dated  as  of
               November 30, 2001, by and between the Registrant and Isaac Perlmutter.

10.6 Employment Agreement, dated as of November 30, 2001, by and between the Registrant and Isaac Perlmutter.

10.7 Nonqualified Stock Option Agreement, dated as of November 30, 2001, by and between the Registrant and Isaac Perlmutter.

10.8 Voting Agreement, dated as of November 30, 2001, by and among the Registrant, Avi Arad, Isaac Perlmutter, Morgan Stanley & Co. Incorporated, and Whippoorwill Associates, Incorporated, as agent and/or general partner for its discretionary accounts.

10.9 Rights Agreement Amendment, dated as of November 30, 2001, by and between the Registrant and American Stock Transfer & Trust Company as Rights Agent.

10.10 Notes Purchase Agreement, dated as of November 30, 2001, by and between the Registrant and Isaac Perlmutter.

99.1           Text of Press Release, dated December 3, 2001.


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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MARVEL ENTERPRISES, INC.

                                             (Registrant)

Date: December 4, 2001

                                             By:  /s/ F. Peter Cuneo
                                                --------------------
                                                Name: F. Peter Cuneo
                                                Title: President and Chief
                                                       Executive Officer